Exhibit 99.1

Horizon Therapeutics plc Reports Second-Quarter 2022 Financial Results and

Revises Full-Year 2022 Net Sales and Adjusted EBITDA Guidance

Second-Quarter 2022 Results:

— Net Sales of $876.4 Million; Orphan Segment Net Sales Increased 13% to $841.3 Million —

— GAAP Net Income of $61.0 Million; Adjusted EBITDA of $306.6 Million —

— TEPEZZA® (teprotumumab-trbw) Net Sales of $479.8 Million —

— KRYSTEXXA® (pegloticase injection) Net Sales of $167.8 Million —

— Cash Position of $1.89 Billion as of June 30, 2022 —

Revises Full-Year 2022 Guidance:

— Full-Year 2022 Net Sales Guidance of $3.53 Billion to $3.60 Billion,

Reflecting Revised Net Sales Expectations for TEPEZZA and Inflammation Segment —

— Full-Year 2022 Adjusted EBITDA Guidance of $1.30 Billion to $1.35 Billion —

— Full-Year 2022 TEPEZZA Net Sales Percentage Growth in the High-Teens —

Recent Company Highlights:

— Obtained U.S. FDA Approval for Expanded KRYSTEXXA Label to Include

Co-Administration with Methotrexate Based on Positive MIRROR Results

That Demonstrated Improved and Sustained Patient Response —

— UPLIZNA® (inebilizumab) Approved by European Commission for the Treatment of

Adult Patients with NMOSD; Commercial Launch Underway in Germany —

DUBLIN – Aug. 3, 2022 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced second-quarter 2022 financial results and revised its full-year 2022 net sales and adjusted EBITDA guidance.

“Double-digit net sales growth in our orphan segment drove our second-quarter performance, with very strong growth of KRYSTEXXA and an increasing contribution from UPLIZNA,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “We were also pleased to receive FDA approval of our expanded KRYSTEXXA label in July, to include co-administration of KRYSTEXXA with methotrexate, which will enable many more patients to benefit from this important medicine.”

“We are revising our full-year guidance to reflect our expectation for TEPEZZA full-year net sales percentage growth in the high-teens and reflect recent generic competition in our inflammation segment. Importantly, our long-term outlook for TEPEZZA has not changed and we continue to estimate that our three key growth drivers TEPEZZA, KRYSTEXXA and UPLIZNA can generate aggregate global peak annual net sales of greater than $5.5 billion. We understand the dynamics impacting the pace of growth of TEPEZZA, and we are executing on our strategy to address them, including a more significant expansion of our TEPEZZA field force and implementing initiatives to drive further penetration. We are excited about the future prospects for Horizon, with our growth drivers, our expanding pipeline and our global expansion initiatives.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q2 22	Q2 21	% Change	YTD 22	YTD 21	% Change
Net sales	$876.4	$832.5	5	$1,761.7	$1,175.0	50
Net income	61.0	158.1	(61)	265.2	34.8	NM
Non-GAAP net income	253.8	340.7	(26)	569.6	345.5	65
Adjusted EBITDA	306.6	320.4	(4)	677.8	363.2	87

Earnings per share - diluted	0.26	0.67	(61)	1.12	0.15	NM
Non-GAAP earnings per share - diluted	1.07	1.45	(26)	2.41	1.47	64

Second Quarter and Recent Company Highlights

•

Revised Full-Year 2022 TEPEZZA Net Sales Expectations; Confirming Global Peak Annual Net Sales Expectations: Today, the Company announced that it expects TEPEZZA full-year 2022 net sales percentage growth in the high-teens compared to its previous guidance of mid-30s percentage growth. In its prior guidance, the Company expected TEPEZZA trends to continue to show positive progress in the post-Omicron recovery. Following further analysis, the Company determined it needed to increase its efforts to activate and support core thyroid eye disease (TED) treating physicians and to drive an urgency among ophthalmologists and endocrinologists to diagnose and refer TED patients. The Company is executing on several opportunities to accelerate growth, including evolving its commercial focus and increasing the size of its TEPEZZA field force to a greater extent than originally planned. The Company continues to invest significantly in direct-to-consumer advertising. A recent internal market analysis also confirmed the size of the market at more than 100,000 addressable TED patients in the U.S., supporting the Company’s expectation to generate global peak annual net sales of more than $3.5 billion.

•

FDA Approved Expanded Label for KRYSTEXXA to Include Co-Administration with Methotrexate: In July, the U.S. Food and Drug Administration (FDA) approved the supplemental Biologics License Application (sBLA) expanding the KRYSTEXXA label to include co-administration with methotrexate. The approval was based on 6-month and 12-month results from the MIRROR randomized controlled trial (RCT), which demonstrated significant improvement in response rate and sustained patient response of KRYSTEXXA with methotrexate compared to KRYSTEXXA with placebo (monotherapy). It also demonstrated significant reductions in infusion reactions in the KRYSTEXXA with methotrexate arm compared to monotherapy and no new safety signals were observed.

•

Advancing the Company’s Global Expansion for UPLIZNA in Europe and Brazil: In April, the European Commission approved UPLIZNA for the treatment of adult patients with neuromyelitis optica spectrum disorder (NMOSD) who are Anti-Aquaporin-4 Immunoglobulin G Seropositive (AQP4-IgG+). The commercial launch of UPLIZNA in Germany is underway. In June, the Company submitted a regulatory filing to the Brazil National Health Surveillance Agency (ANVISA) for inebilizumab.

•

Presented New KRYSTEXXA Data at EULAR 2022: In June, new data from the MIRROR RCT were presented at The EULAR 2022 European Congress of Rheumatology conference, showing KRYSTEXXA with methotrexate resulted in significant efficacy and safety improvements compared to KRYSTEXXA with placebo during Month 6. The MIRROR RCT demonstrated that 71% of patients receiving KRYSTEXXA with methotrexate achieved a complete response, a more than 30 percentage-point improvement compared to patients who were randomized to receive KRYSTEXXA with placebo (p<0.0001). Additionally, infusion reactions were seen in 4% of patients receiving KRYSTEXXA with methotrexate compared to 31% in patients randomized to receive KRYSTEXXA with placebo.

•

Presented New TEPEZZA Data at ENDO 2022: In June, an analysis of pooled data from TEPEZZA clinical trials was presented at the annual conference of the Endocrine Society, ENDO 2022, reinforcing the safety profile in people with TED. Hyperglycemic events were reported in 10% of patients who received TEPEZZA, compared to 1.2% of patients who received placebo. All hyperglycemic events reported in TEPEZZA patients were controlled with medicine, did not cause treatment disruption and were most often seen in patients with pre-existing diabetes.

•

Announced Positive Topline Proof-of-Concept Results from Dazodalibep Rheumatoid Arthritis Clinical Trial: In May, the Company announced positive topline results from the Phase 2 randomized placebo-controlled trial of dazodalibep in patients with rheumatoid arthritis (RA). The primary endpoint of the trial was met across all doses, a statistically significant change from baseline in DAS28-CRP, a standardized measure of disease activity in RA trials, at Day 113. In addition, dazodalibep was well tolerated across all doses. The impact observed after various doses will inform the dosing regimen for other studies with dazodalibep. Data from the trial will be presented at an upcoming medical meeting.

•

Presented New UPLIZNA Data at Key Medical Meetings: In June, data from the Phase 3 trial were presented at the Consortium of Multiple Sclerosis Centers (CMSC) Annual Meeting that showed no significant differences in disease attacks or disability outcomes in patients with a specific genetic variation, often linked to poor treatment response, compared to those without. Additionally in June, a new analysis of data from the Phase 3 trial was presented at the 8th Congress of the European Academy of Neurology (EAN) meeting, showing that European Union (EU) study participants receiving UPLIZNA had similar outcomes to non-EU patients. In April, multiple new data from the Phase 3 trial were presented at the American Academy of Neurology (AAN) 2022 Annual Meeting, including data showing no significant differences in attacks between NMOSD patients treated with UPLIZNA who previously experienced one pre-study attack and those who had experienced two or more pre-study attacks. At the same meeting, a separate analysis showed long-term treatment with UPLIZNA improved pain and quality of life outcomes for at least three years.

•

Initiated Enrollment in Alopecia Areata Clinical Trial: In May, the first patient was enrolled in a Phase 2 clinical trial to evaluate daxdilimab in patients with alopecia areata, an autoimmune disorder characterized by nonscarring hair loss.

•

Received Multiple Best Workplace Awards and Other ESG Recognitions: The Company has recently been recognized by Fortune in several best workplace awards – in April, the Company was named one of Fortune’s “100 Best Companies to Work For®” for the second consecutive year, retaining the highest ranked position in the biotechnology/pharmaceutical category. In June, the Company was named one of Fortune’s “Best Workplaces in Chicago 2022™” for the sixth consecutive year, ranking third overall on the list, and in July as one of Fortune’s “Best Workplaces for Millennials” for the third consecutive year. The Company also was recognized by Seramount as a “Top 75 Company for Executive Women” and more recently, as a “Best Company for Multicultural Women.” In other environmental, social and governance (ESG) achievements, in May, the Company was recognized in the U.S. PatientView survey of patient groups, ranking second in overall corporate reputation among patients familiar with the Company. Also in May, the Company received an International Corporate Social Responsibility Excellence Award for its #RAREis Adoption Fund.

Key Clinical Development Programs

•

Daxdilimab, an anti-ILT7 human monoclonal antibody that depletes certain dendritic cells. Depleting these cells may interrupt the cycle of inflammation that causes tissue damage in diseases such as lupus, and a variety of other autoimmune conditions.

•

Systemic Lupus Erythematosus (SLE) Trial: Phase 2 randomized placebo-controlled trial underway to evaluate daxdilimab in patients with SLE, a disease in which the body’s immune system attacks its own tissues and organs. The trial completed enrollment in the second quarter of 2022.

•	Alopecia Areata Trial: Phase 2 open-label trial initiated in May 2022 to evaluate daxdilimab in patients with alopecia areata, an autoimmune disorder characterized by nonscarring hair loss.

•

Discoid Lupus Erythematosus (DLE) Trial: Planned Phase 2 randomized placebo-controlled trial to evaluate daxdilimab in patients with DLE, a rare, chronic, inflammatory skin condition characterized by lesions that result in scarring.

•	Lupus Nephritis Trial: Planned Phase 2 trial to evaluate daxdilimab in patients with lupus nephritis, a rare, autoimmune and inflammatory condition of the kidney.

•

Dermatomyositis Trial: Planned Phase 2 trial to evaluate daxdilimab in patients with dermatomyositis, a rare autoimmune disorder characterized by rashes, debilitating muscle weakness and interstitial lung disease.

•

Dazodalibep, a CD40 ligand antagonist that blocks T-cell interaction with CD40-expressing B-cells, disrupting the overactivation of the CD40 ligand co-stimulatory pathway. Several autoimmune diseases are associated with the overactivation of this pathway.

•

Sjögren’s Syndrome Trial: Phase 2 randomized placebo-controlled trial underway to evaluate dazodalibep in patients with Sjögren’s syndrome, a chronic, systemic autoimmune condition that impacts exocrine glands, including the salivary and tear glands. The trial completed enrollment in the second quarter of 2022.

•

Rheumatoid Arthritis Trial: Phase 2 randomized placebo-controlled trial to evaluate dazodalibep in patients with RA. Topline results were announced in May 2022. The trial met the primary endpoint and dazodalibep was well tolerated. The trial results will inform the dosing regimen for other studies with dazodalibep.

•	Kidney Transplant Rejection Trial: Phase 2 open-label trial underway to evaluate dazodalibep in kidney transplant rejection patients.

•	Focal Segmental Glomerulosclerosis (FSGS) Trial: Planned Phase 2 trial to evaluate dazodalibep in patients with FSGS, a rare kidney disorder characterized by scarring of glomeruli.

•	HZN-825, an oral lysophosphatidic acid receptor 1 (LPAR1) antagonist designed to prevent gene activation.

•	Diffuse Cutaneous Systemic Sclerosis Trial: Pivotal Phase 2b trial underway to evaluate HZN-825 in diffuse cutaneous systemic sclerosis.

•	Idiopathic Pulmonary Fibrosis Trial: Pivotal Phase 2b trial underway to evaluate HZN-825 in idiopathic pulmonary fibrosis, the most common form of interstitial lung disease.

•	UPLIZNA, an anti-CD19 humanized monoclonal antibody that depletes B-cells, including the pathogenic cells that produce autoantibodies.

•

Myasthenia Gravis Trial: Phase 3 randomized placebo-controlled trial underway to evaluate UPLIZNA in patients with myasthenia gravis, a chronic, rare, autoimmune neuromuscular disease that affects voluntary muscles, especially those that control the eyes, mouth, throat and limbs.

•

IgG4-Related Disease Trial: Phase 3 randomized placebo-controlled trial underway to evaluate UPLIZNA in patients with IgG4-related disease, which is a group of disorders marked by tumor-like swelling and fibrosis of affected organs, such as the pancreas, salivary glands and kidneys.

•	TEPEZZA, an insulin-like growth factor type 1 receptor (IGF-1R) antagonist monoclonal antibody.

•	Chronic/Low Clinical Activity Score (CAS) TED Trial: Phase 4 randomized placebo-controlled trial underway to evaluate TEPEZZA in chronic/low-CAS TED.

•	TED in Japan (OPTIC-J) Trial: Phase 3 randomized placebo-controlled trial in Japan underway to evaluate TEPEZZA in patients with moderate-to-severe active TED.

•

Subcutaneous (SC) Administration Trial: Phase 1b trial initiated in July 2022 to explore the pharmacokinetics, safety, tolerability, efficacy and immunogenicity of subcutaneous administration of TEPEZZA in patients with TED.

•	Diffuse Cutaneous Systemic Sclerosis Exploratory Trial: Phase 1 exploratory trial underway to evaluate TEPEZZA in diffuse cutaneous systemic sclerosis.

•	KRYSTEXXA, a recombinant uricase enzyme that converts urate into a water-soluble liquid, allantoin, that can be easily excreted from the body.

•

Shorter Infusion Duration Trial: Phase 4 open-label trial underway to evaluate the impact of administering KRYSTEXXA with methotrexate over a shorter infusion duration in patients with uncontrolled gout.

•	Monthly Dosing Trial: Phase 4 open-label trial underway to evaluate monthly dosing of KRYSTEXXA with methotrexate in patients with uncontrolled gout.

•	Retreatment Trial: Phase 4 open-label trial underway to evaluate KRYSTEXXA with methotrexate in patients who were not complete responders to KRYSTEXXA monotherapy.

•	HZN-1116, a fully human monoclonal antibody designed to bind and neutralize the function of the FLT3-ligand, thereby reducing both conventional and plasmacytoid dendritic cells.

•	Autoimmune Disease Trial: Phase 1 trial underway to evaluate HZN-1116 in patients with autoimmune diseases.

Second-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Second-quarter 2022 net sales were $876.4 million, an increase of 5% compared to the second quarter of 2021.

•

Gross Profit: Under U.S. GAAP, the second-quarter 2022 gross profit ratio was 73.7% compared to 75.9% in the second quarter of 2021. The non-GAAP gross profit ratio in the second quarter of 2022 was 86.3% compared to 87.7% in the second quarter of 2021.

•

Operating Expenses: R&D expenses were 11.8% of net sales and SG&A expenses were 45.4% of net sales in the second quarter of 2022. Second-quarter non-GAAP R&D expenses were 10.9% of net sales and non-GAAP SG&A expenses were 40.2% of net sales.

•	Income Tax Expense: On a GAAP basis in the second quarter of 2022, income tax expense was $3.8 million. Second-quarter non-GAAP income tax expense was $33.7 million.

•	Net Income: In the second quarter of 2022, net income on a GAAP and non-GAAP basis was $61.0 million and $253.8 million, respectively.

•	Adjusted EBITDA: Second-quarter 2022 adjusted EBITDA was $306.6 million.

•

Earnings per Share: On a GAAP basis, diluted earnings per share in the second quarter of 2022 and 2021 were $0.26 and $0.67, respectively. Non-GAAP diluted earnings per share in the second quarter of 2022 and 2021 were $1.07 and $1.45, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the second quarter of 2022 were 236.2 million.

Second-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments, the orphan segment and the inflammation segment. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, such as the exclusion of upfront and milestone payments related to license and collaboration agreements, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan Segment

(in millions except for percentages)	Q2 22	Q2 21	% Change	YTD 22	YTD 21	% Change
TEPEZZA®	$479.8	$453.3	6	$981.3	$455.3	116
KRYSTEXXA®	167.8	130.3	29	308.5	237.1	30
RAVICTI®	75.7	68.4	11	154.1	141.3	9
PROCYSBI®	47.7	49.8	(4)	97.3	93.1	4
UPLIZNA®(1)	38.6	14.5	167	69.1	16.3	323
ACTIMMUNE®	30.0	27.8	8	61.3	56.5	9
BUPHENYL®	1.4	2.2	(39)	3.5	3.9	(10)
QUINSAIRTM	0.3	0.2	51	0.6	0.5	46

Orphan Net Sales	$841.3	$746.5	13	$1,675.7	$1,004.0	67

Orphan Segment Operating Income	$315.1	$321.2	(2)	$666.6	$322.3	107

(1)	Second-quarter and year-to-date 2022 UPLIZNA net sales included $8.6 million and $13.8 million, respectively, in revenue and milestone payments from the Company’s international partners.

•

Second-quarter 2022 net sales of the orphan segment, the Company’s strategic growth segment, were $841.3 million, driven by the growth of TEPEZZA, KRYSTEXXA, UPLIZNA, RAVICTI and ACTIMMUNE. Second-quarter 2022 orphan segment operating income was $315.1 million.

•

KRYSTEXXA second-quarter 2022 net sales increased 29% year-over-year driven by higher adoption of KRYSTEXXA with immunomodulation, which now exceeds 50% of new patient starts. In addition, the Company continues to see strong uptake of KRYSTEXXA from both rheumatologists and nephrologists.

Inflammation Segment

(in millions except for percentages)	Q2 22	Q2 21	% Change	YTD 22	YTD 21	% Change
PENNSAID 2%®(1)	$23.6	$48.9	(52)	$59.0	$94.8	(38)
RAYOS®	11.1	13.4	(17)	24.6	28.7	(14)
VIMOVO®	0.3	1.6	(81)	1.2	5.9	(80)
DUEXIS®(2)	0.1	22.1	(100)	1.2	41.6	(97)

Inflammation Net Sales	$35.1	$86.0	(59)	$86.0	$171.0	(50)

Inflammation Segment Operating (Loss) Income	$(6.6)	$46.8	NM	$8.8	$89.4	(90)

(1)	On May 6, 2022, Apotex Inc. initiated an at-risk launch of generic PENNSAID 2% in the United States.
(2)	On Aug. 4, 2021, Alkem Laboratories, Inc. initiated an at-risk launch of generic DUEXIS in the United States.

•

Second-quarter 2022 net sales of the inflammation segment were $35.1 million and segment operating loss was $6.6 million. Net sales were impacted by an at-risk launch of generic PENNSAID 2%® (diclofenac sodium) initiated on May 6, 2022, by Apotex Inc. in the United States.

Cash Flow Statement and Balance Sheet Highlights

•	Second-quarter 2022 operating cash flow on a GAAP and non-GAAP basis was $249.2 million and $251.4 million, respectively.

•	As of June 30, 2022, the Company had cash and cash equivalents of $1.89 billion.

•	As of June 30, 2022, the total principal amount of debt outstanding was $2.60 billion.

Revised 2022 Guidance

The Company now expects full-year 2022 net sales to range between $3.53 billion and $3.60 billion, updated from the previous guidance range of $3.9 billion to $4.0 billion. The Company now expects TEPEZZA full-year 2022 net sales percentage growth in the high-teens, compared to the previous guidance of mid-30s percentage growth. The Company continues to expect KRYSTEXXA full-year 2022 net sales growth of more than 20%. The Company expects inflammation segment second-half 2022 net sales of less than $30 million due to an at-risk launch of a generic PENNSAID 2% initiated on May 6, 2022. Full-year 2022 adjusted EBITDA is now expected to range between $1.30 billion and $1.35 billion, updated from the previous guidance range of $1.63 billion to $1.70 billion.

Webcast

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is a global biotechnology company focused on the discovery, development and commercialization of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. Our pipeline is purposeful: We apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides certain non-GAAP financial measures, including EBITDA, or earnings before interest, taxes, depreciation and amortization, adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax benefit (expense) and tax rate, non-GAAP operating cash flow and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures exclude, as applicable, acquisition and/or divestiture-related costs, manufacturing plant start-up costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, inventory step-up expense, depreciation and amortization, non-cash interest expense, goodwill and long-lived assets impairment charges, gain (loss) on equity security investments and sales of assets, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2022 adjusted EBITDA guidance to expected GAAP net income (loss) guidance because certain items such as acquisition/divestiture-related expenses and share-based compensation that are components of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s share price, the variability associated with the size and/or timing of acquisitions/divestitures, and other factors. These components of net income (loss) could significantly impact Horizon’s GAAP net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2022 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including projected growth in net sales of certain of Horizon’s medicines; development, manufacturing and commercialization plans, including the anticipated timing and impact of actions designed to accelerate growth of TEPEZZA; expected timing of clinical trials, availability of clinical data; expected future milestones, pipeline expansions and regulatory approvals; potential market opportunities for, and benefits of, Horizon’s medicines and medicine candidates and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; impacts of the COVID-19 pandemic and actions taken to slow its spread, including impacts on supplies and net sales of Horizon’s medicines and potential delays in clinical trials; impacts of the on-going war between Russia and Ukraine; changes in inflation, interest rates and general economic conditions; the fact that Horizon’s full-year 2022 net sales, adjusted EBITDA and TEPEZZA growth rate guidance and the expected timing of certain TEPEZZA clinical trials assume that future committed manufacturing slots for TEPEZZA are not cancelled and are run successfully, which could be impacted by additional government-mandated COVID-19 vaccine production orders and other risks associated with the manufacture of biologic medicines; acquisitions, such as the risk that acquired businesses or products will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the related transactions will not occur; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; Horizon’s ability to successfully implement its business strategies, including the risks that its TEPEZZA growth and global expansion initiatives and strategies may not be successful and that new challenges to TEPEZZA growth may arise in the future; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates, and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Chief Investor Relations Officer	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Erin Linnihan	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

Ruth Venning
Executive Director,
Investor Relations and ESG investor-relations@horizontherapeutics.com

Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$876,411	$832,548	$1,761,656	$1,174,954
Cost of goods sold	230,216	200,995	445,278	301,363

Gross profit	646,195	631,553	1,316,378	873,591

OPERATING EXPENSES:
Research and development	103,246	139,834	206,378	197,527
Selling, general and administrative	398,221	355,204	770,955	687,196
Impairment of goodwill	56,171	—	56,171	—
Impairment of long-lived asset	—	—	—	12,371
Gain on sale of asset	—	(2,000)	—	(2,000)

Total operating expenses	557,638	493,038	1,033,504	895,094

Operating income (loss)	88,557	138,515	282,874	(21,503)

OTHER EXPENSE, NET:
Interest expense, net	(21,409)	(22,581)	(42,665)	(36,041)
Foreign exchange gain (loss)	28	(39)	448	(887)
Other (expense) income, net	(2,389)	(262)	(3,131)	2,962

Total other expense, net	(23,770)	(22,882)	(45,348)	(33,966)

Income (loss) before expense (benefit) for income taxes	64,787	115,633	237,526	(55,469)

Expense (benefit) for income taxes	3,813	(42,484)	(27,709)	(90,235)

Net income	$60,974	$158,117	$265,235	$34,766

Net income per ordinary share - basic	$0.27	$0.70	$1.16	$0.15

Weighted average ordinary shares outstanding - basic	230,020,004	225,119,684	229,559,715	224,523,538

Net income per ordinary share - diluted	$0.26	$0.67	$1.12	$0.15

Weighted average ordinary shares outstanding - diluted	236,166,384	235,191,860	236,077,147	234,719,830

Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,892,563	$1,580,317
Restricted cash	4,737	3,839
Accounts receivable, net	673,307	632,775
Inventories, net	203,680	225,730
Prepaid expenses and other current assets	428,807	357,106

Total current assets	3,203,094	2,799,767

Property, plant and equipment, net	302,260	292,298
Developed technology and other intangible assets, net	2,850,643	2,960,118
In-process research and development	810,000	880,000
Goodwill	1,010,538	1,066,709
Deferred tax assets, net	516,317	538,098
Other long-term assets	160,621	140,738

Total assets	$8,853,473	$8,677,728

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,538	$30,125
Accrued expenses and other current liabilities	419,036	523,015
Accrued trade discounts and rebates	337,487	317,431
Long-term debt - current portion	16,000	16,000

Total current liabilities	791,061	886,571

LONG-TERM LIABILITIES:
Long-term debt, net	2,550,989	2,555,233
Deferred tax liabilities, net	366,247	390,455
Other long-term liabilities	199,645	173,076

Total long-term liabilities	3,116,881	3,118,764

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 shares authorized at June 30, 2022 and December 31, 2021; 230,716,793 and 227,760,936 shares issued at June 30, 2022 and December 31, 2021, respectively; and 230,332,427 and 227,376,570 shares outstanding at June 30, 2022 and December 31, 2021, respectively	23	23
Treasury stock, 384,366 ordinary shares at June 30, 2022 and December 31, 2021	(4,585)	(4,585)
Additional paid-in capital	4,381,344	4,373,337
Accumulated other comprehensive loss	(15,091)	(14,987)
Retained earnings	583,840	318,605

Total shareholders’ equity	4,945,531	4,672,393

Total liabilities and shareholders’ equity	$8,853,473	$8,677,728

Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60,974	$158,117	$265,235	$34,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	97,426	91,916	192,538	162,736
Equity-settled share-based compensation	45,149	54,424	92,449	115,590
Acquired in-process research and development expense	—	46,500	2,000	46,500
Impairment of goodwill	56,171	—	56,171	—
Impairment of long-lived asset	—	—	—	12,371
Amortization of debt discount and deferred financing costs	2,327	1,467	3,904	2,240
Gain on sale of asset	—	(2,000)	—	(2,000)
Deferred income taxes	30,864	10,656	(3,032)	(18,115)
Foreign exchange and other adjustments	7,376	1,988	8,566	(3,452)
Changes in operating assets and liabilities:
Accounts receivable	11,152	(292,589)	(40,513)	(68,014)
Inventories	22,818	(18,053)	22,033	(31,713)
Prepaid expenses and other current assets	(38,373)	(29,548)	(71,578)	(95,123)
Accounts payable	(48,047)	9,313	(11,980)	10,306
Accrued trade discounts and rebates	(27,047)	(19,277)	20,232	(48,013)
Accrued expenses and other current liabilities	36,874	87,322	(76,901)	(24,641)
Other non-current assets and liabilities	(8,468)	(10,834)	5,863	(7,764)

Net cash provided by operating activities	249,196	89,402	464,987	85,674

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	—	(67,972)	(3,122)	(2,775,330)
Purchases of property, plant and equipment	(10,154)	(13,922)	(24,352)	(32,255)
Payments for long-term investments	(6,443)	(3,770)	(4,847)	(11,473)
Receipts from long-term investments	4,416	—	4,416	3,895
Payments related to license agreements	—	—	(25,000)	—

Net cash used in investing activities	(12,181)	(85,664)	(52,905)	(2,815,163)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from term loans	—	(2,619)	—	1,574,993
Repayment of term loans	(4,000)	(4,000)	(8,000)	(4,000)
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	13,884	11,482	13,884	11,482
Proceeds from the issuance of ordinary shares in connection with stock option exercises	12,951	7,996	22,022	27,839
Payment of employee withholding taxes relating to share-based awards	(5,419)	(13,387)	(120,527)	(141,648)

Net cash provided by (used in) financing activities	17,416	(528)	(92,621)	1,468,666

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(4,396)	(2,500)	(6,317)	(6,498)

Net increase (decrease) in cash, cash equivalents and restricted cash	250,035	710	313,144	(1,267,321)
Cash, cash equivalents and restricted cash, beginning of the period(1)	1,647,265	815,448	1,584,156	2,083,479

Cash, cash equivalents and restricted cash, end of the period(1)	$1,897,300	$816,158	$1,897,300	$816,158

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net income	$60,974	$158,117	$265,235	$34,766
Non-GAAP adjustments:
Acquisition/divestiture-related costs	1,023	29,830	2,612	78,938
Loss on equity security investments	438	—	5,084	—
Restructuring and realignment costs	1,253	930	1,790	7,023
Manufacturing plant start-up costs	1,582	—	2,389	—
Amortization and step-up:
Intangible amortization expense	91,335	88,523	180,595	154,892
Inventory step-up expense	17,362	7,091	44,563	8,002
Amortization of debt discount and deferred financing costs	2,327	1,467	3,904	2,240
Impairment of long-lived asset	—	—	—	12,371
Impairment of goodwill	56,171	—	56,171	—
Gain on sale of asset	—	(2,000)	—	(2,000)
Share-based compensation	45,149	54,424	92,449	115,590
Depreciation	6,091	3,393	11,943	7,844

Total of pre-tax non-GAAP adjustments	222,731	183,658	401,500	384,900
Income tax effect of pre-tax non-GAAP adjustments	(29,919)	(31,934)	(97,131)	(105,063)
Other non-GAAP income tax adjustments	—	30,881	—	30,881

Total of non-GAAP adjustments	192,812	182,605	304,369	310,718

Non-GAAP net income	$253,786	$340,722	$569,604	$345,484

Non-GAAP Earnings Per Share:
Weighted average ordinary shares - Basic	230,020,004	225,119,684	229,559,715	224,523,538

Non-GAAP Earnings Per Share - Basic
GAAP earnings per share - Basic	$0.27	$0.70	$1.16	$0.15
Non-GAAP adjustments	0.83	0.81	1.32	1.39

Non-GAAP earnings per share - Basic	$1.10	$1.51	$2.48	$1.54

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	230,020,004	225,119,684	229,559,715	224,523,538
Ordinary share equivalents	6,146,380	10,072,176	6,517,432	10,196,292

Weighted average ordinary shares - Diluted	236,166,384	235,191,860	236,077,147	234,719,830

Non-GAAP Earnings Per Share - Diluted
GAAP earnings per share - Diluted	$0.26	$0.67	$1.12	$0.15
Non-GAAP adjustments	0.81	0.78	1.29	1.32

Non-GAAP earnings per share - Diluted	$1.07	$1.45	$2.41	$1.47

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA and Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net income	$60,974	$158,117	$265,235	$34,766
Depreciation	6,091	3,393	11,943	7,844
Amortization and step-up:
Intangible amortization expense	91,335	88,523	180,595	154,892
Inventory step-up expense	17,362	7,091	44,563	8,002
Interest expense, net (including amortization of debt discount and deferred financing costs)	21,409	22,581	42,665	36,041
Expense (benefit) for income taxes	3,813	(42,484)	(27,709)	(90,235)

EBITDA	$200,984	$237,221	$517,292	$151,310

Other non-GAAP adjustments:
Share-based compensation	45,149	54,424	92,449	115,590
Loss on equity security investments	438	—	5,084	—
Acquisition/divestiture-related costs	1,023	29,830	2,612	78,938
Manufacturing plant start-up costs	1,582	—	2,389	—
Restructuring and realignment costs	1,253	930	1,790	7,023
Impairment of goodwill	56,171	—	56,171	—
Impairment of long-lived asset	—	—	—	12,371
Gain on sale of asset	—	(2,000)	—	(2,000)

Total of other non-GAAP adjustments	105,616	83,184	160,495	211,922

Adjusted EBITDA	$306,600	$320,405	$677,787	$363,232

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating income (loss)	$88,557	$138,515	$282,874	$(21,503)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	1,023	30,626	2,612	80,017
Restructuring and realignment costs	1,253	930	1,790	7,023
Manufacturing plant start-up costs	1,582	—	2,389	—
Amortization and step-up:
Intangible amortization expense	91,335	88,523	180,595	154,892
Inventory step-up expense	17,362	—	44,563	8,002
Impairment of long-lived asset	—	7,091	—	12,371
Impairment of goodwill	56,171	—	56,171	—
Gain on sale of asset	—	(2,000)	—	(2,000)
Share-based compensation	45,149	54,424	92,449	115,590
Depreciation	6,091	3,393	11,943	7,844

Total of non-GAAP adjustments	219,966	182,987	392,512	383,739

Non-GAAP operating income	$308,523	$321,502	$675,386	$362,236

Foreign exchange gain (loss)	28	(39)	448	(887)
Other (expense) income, net	(1,951)	(1,058)	1,953	1,883

Adjusted EBITDA	$306,600	$320,405	$677,787	$363,232

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP Gross Profit:
GAAP gross profit	$646,195	$631,553	$1,316,378	$873,591
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	(119)	(76)	(1,423)	129
Intangible amortization expense	90,439	88,321	179,164	154,490
Inventory step-up expense	17,362	7,091	44,563	8,002
Share-based compensation	2,294	3,144	4,471	5,080
Depreciation	55	57	111	172

Total of Non-GAAP adjustments	110,031	98,537	226,886	167,873

Non-GAAP gross profit	$756,226	$730,090	$1,543,264	$1,041,464

GAAP gross profit %	73.7%	75.9%	74.7%	74.4%
Non-GAAP gross profit %	86.3%	87.7%	87.6%	88.6%

GAAP cash provided by operating activities	$249,196	$89,402	$464,987	$85,674
Cash payments for acquisition/divestiture-related costs	748	56,042	5,196	120,234
Cash payments for restructuring and realignment costs	570	1,220	1,144	1,220
Cash payments for manufacturing start-up costs	895	—	2,663	—

Non-GAAP operating cash flow	$251,409	$146,664	$473,990	$207,128

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q2 2022
	Pre-tax Net Income	Income Tax Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$64.8	$3.8	5.9%	$61.0	$0.26
Non-GAAP adjustments	222.7	29.9		192.8

Non-GAAP	$287.5	$33.7	11.7%	$253.8	$1.07

	Q2 2021
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$115.6	$(42.5)	(36.7)%	$158.1	$0.67
Non-GAAP adjustments	183.7	1.1		182.6

Non-GAAP	$299.3	$(41.4)	(13.8)%	$340.7	$1.45

	YTD 2022
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$237.5	$(27.7)	(11.7)%	$265.2	$1.12
Non-GAAP adjustments	401.5	97.1		304.4

Non-GAAP	$639.0	$69.4	10.9%	$569.6	$2.41

	YTD 2021
	Pre-tax Net Income (loss)	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$(55.5)	$(90.2)	162.7%	$34.8	$0.15
Non-GAAP adjustments	384.9	74.2		310.7

Non-GAAP	$329.4	$(16.1)	(4.9)%	$345.5	$1.47

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2022 (Unaudited)

(in thousands)

	COGS	Research & Development	Selling, General & Administrative	Impairment of goodwill	Interest Expense	Other Expense, net	Income Tax (Expense)
GAAP as reported	$(230,216)	$(103,246)	$(398,221)	$(56,171)	$(21,409)	$(2,389)	$(3,813)
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	(119)	803	339	—	—	—	—
Loss on equity security investments(2)	—	—	—	—	—	438	—
Restructuring and realignment costs(3)	—	—	1,253	—	—	—	—
Manufacturing plant start-up costs(4)	—	—	1,582	—	—	—	—
Amortization and step-up:
Intangible amortization expense(5)	90,439	—	896	—	—	—	—
Inventory step-up expense(6)	17,362	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(7)	—	—	—	—	2,327	—	—
Share-based compensation(8)	2,294	6,742	36,113	—	—	—	—
Depreciation(9)	55	267	5,769	—	—	—	—
Impairment of goodwill (10)	—	—	—	56,171	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	(29,919)

Total of non-GAAP adjustments (15)	110,031	7,812	45,952	56,171	2,327	438	(29,919)

Non-GAAP (15)	$(120,185)	$(95,434)	$(352,269)	$—	$(19,082)	$(1,951)	$(33,732)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2021 (Unaudited)

(in thousands)

	COGS	Research & Development	Selling, General & Administrative	Gain on Sale of asset	Interest Expense	Other Expense, net	Income Tax Benefit (Expense)
GAAP as reported	$(200,995)	$(139,834)	$(355,204)	$2,000	$(22,581)	$(262)	$42,484
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	(76)	—	30,701	—	—	(795)	—
Restructuring and realignment costs(3)	—	—	930	—	—	—	—
Amortization and step-up:
Intangible amortization expense(5)	88,321	—	202	—	—	—	—
Inventory step-up expense(6)	7,091	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(7)	—	—	—	—	1,467	—	—
Gain on sale of asset(12)	—	—	—	(2,000)	—	—	—
Share-based compensation(8)	3,144	12,160	39,120	—	—	—	—
Depreciation(9)	57	117	3,219	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	(31,934)
Other non-GAAP income tax adjustments(13)	—	—	—	—	—	—	30,881

Total of non-GAAP adjustments (15)	98,537	12,277	74,172	(2,000)	1,467	(795)	(1,053)

Non-GAAP (15)	$(102,458)	$(127,557)	$(281,032)	$—	$(21,114)	$(1,057)	$41,431

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2022 (Unaudited)

(in thousands)

	COGS	Research & Development	Selling, General & Administrative	Impairment of goodwill	Interest Expense	Other Income (Expense), net	Income Tax Benefit (Expense)
GAAP as reported	$(445,278)	$(206,378)	$(770,955)	$(56,171)	$(42,665)	$(3,131)	$27,709
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	(1,423)	2,804	1,231	—	—	—	—
Loss on equity security investments(2)	—	—	—	—	—	5,084	—
Restructuring and realignment costs(3)	—	—	1,790	—	—	—	—
Manufacturing plant start-up costs(4)	—	—	2,389	—	—	—	—
Amortization and step-up:
Intangible amortization expense(5)	179,164	—	1,431	—	—	—	—
Inventory step-up expense(6)	44,563	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(7)	—	—	—	—	3,904	—	—
Share-based compensation(8)	4,471	15,720	72,258	—	—	—	—
Depreciation(9)	111	493	11,339	—	—	—	—
Impairment of goodwill(10)	—	—	—	56,171	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	(97,131)

Total of non-GAAP adjustments (15)	226,886	19,017	90,438	56,171	3,904	5,084	(97,131)

Non-GAAP (15)	$(218,392)	$(187,361)	$(680,517)	$—	$(38,761)	$1,953	$(69,422)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2021 (Unaudited)

(in thousands)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-lived assets	Gain on Sale of Assets	Interest Expense	Other Income (Expense), net	Income Tax Benefit (Expense)
GAAP as reported	$(301,363)	$(197,527)	$(687,196)	$(12,371)	$2,000	$(36,041)	2,962	$90,235
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	129	3	79,885	—	—	—	(1,079)	—
Restructuring and realignment costs(3)	—	—	7,023	—	—	—	—	—
Amortization and step-up:					—
Intangible amortization expense(5)	154,490	—	402	—	—	—	—	—
Inventory step-up expense(6)	8,002	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(7)	—	—	—	—	—	2,240	—	—
Impairment of long lived assets(14)	—	—	—	12,371	—	—	—	—
Gain on sale of asset(12)	—	—	—	—	(2,000)	—	—	—
Share-based compensation(8)	5,080	17,776	92,734	—	—	—	—	—
Depreciation(9)	172	166	7,506	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	—	(105,063)
Other non-GAAP income tax adjustments(13)	—	—	—	—	—	—	—	30,881

Total of non-GAAP adjustments (15)	167,873	17,945	187,550	12,371	(2,000)	2,240	(1,079)	(74,182)

Non-GAAP (15)	$(133,490)	$(179,582)	$(499,646)	$—	$—	$(33,801)	$1,883	$16,053

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

1.

Primarily represents transaction and integration costs, including, advisory, legal, consulting and certain employee-related costs, incurred in connection with our acquisitions and divestitures. Costs recovered from subleases of acquired facilities and reimbursed expenses incurred under transition arrangements for divestitures are also reflected in this line item.

2.

We held investments in equity securities with readily determinable fair values of $8.1 million as of June 30, 2022, which are included in other long-term assets in the condensed consolidated balance sheet. For the three and six months ended June 30, 2022, we recognized a net unrealized loss of $0.4 million and $5.1 million, respectively, due to the change in fair value of these securities.

3.	Represents rent and maintenance charges as a result of vacating the leased Lake Forest office in the first quarter of 2021.

4.

During the three and six months ended June 30, 2022, we recorded $1.6 million and $2.4 million, respectively, of manufacturing plant start-up costs related to our biologic drug product manufacturing facility in Waterford.

5.	Intangible amortization expenses are primarily associated with our developed technology related to TEPEZZA, KRYSTEXXA, RAVICTI, PROCYSBI, UPLIZNA, ACTIMMUNE, BUPHENYL and RAYOS.

6.

During the three and six months ended June 30, 2022, we recognized in cost of goods sold $17.4 million and $44.6 million, respectively, for inventory step-up expense related to UPLIZNA inventory revalued in connection with the Viela acquisition. We recorded $7.1 million and $8.0 million, respectively, of UPLIZNA inventory step-up expense in cost of goods sold during the three and six months ended June 30, 2021. Because inventory step-up expense is related to an acquisition, will not continue indefinitely and has a significant effect on our gross profit, gross margin percentage and net income for all affected periods, we exclude inventory step-up expense from our non-GAAP financial measures.

7.	Represents amortization of debt discount and deferred financing costs associated with our debt.

8.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors, and our employee share purchase plan.

9.	Represents depreciation expense related to our property, plant, equipment, software and leasehold improvements.

10.

Our interim goodwill impairment test in the second quarter of 2022 indicated an impairment which represented the difference between the estimated fair value of the inflammation reporting unit and its carrying value. As a result, we recognized an impairment charge of $56.2 million in June 2022 representing the full amount of goodwill for the inflammation reporting unit.

11.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

12.

During the six months ended June 30, 2021, gain on sale of asset represents a $2.0 million contingent consideration payment related to the sale of MIGERGOT in 2019. The contingent consideration was triggered during the second quarter of 2021 and it was received in July 2021.

13.

During the three months ended June 30, 2021, we recognized a U.S. federal and state tax liability on U.S. taxable income generated from an intercompany transfer and license of intellectual property from a U.S. subsidiary to an Irish subsidiary which was partially offset by the recognition of a deferred tax asset in the Irish subsidiary, resulting in a non-GAAP tax adjustment of $34.0 million. We also recognized $3.1 million of tax benefit relating to the release of a valuation allowance which was originally recognized on state net operating losses acquired through the acquisition of Viela. These state net operating losses are now usable, resulting in a non-GAAP tax adjustment of $3.1 million.

14.	During the six months ended June 30, 2021, we recorded a right-of-use asset impairment charge of $12.4 million as a result of vacating the leased Lake Forest office.

15.

Following consultation with the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission, we no longer exclude upfront and milestone payments related to license and collaboration agreements from our non-GAAP financial measures and its line-item components. Adjusted EBITDA and non-GAAP net income for the three and six months ended June 30, 2021, includes $46.5 million and $49.5 million, respectively, of upfront and milestone payments related to license and collaboration agreements. These amounts continue to be excluded from our segment operating income (loss) and from certain measures contained in our credit agreement that are relevant to, among other things, the calculation of the interest rate.